Exhibit 10.50

THIRD AMENDED AND RESTATED

REVOLVING LINE OF CREDIT NOTE

WORKING CAPITAL

$14,500,000.00 U.S.	February 8, 2007

FOR VALUE RECEIVED, the undersigned, VeriChip Corporation, a Delaware corporation with a principal place of business at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (the “Borrower”), hereby promises to pay to the order of Applied Digital Solutions, Inc., a Missouri corporation located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (the “Lender”), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the maximum principal sum of Fourteen Million Five Hundred Thousand Dollars ($14,500,000.00), or, if less, so much thereof as may be advanced or readvanced by the Lender to the Borrower pursuant to the terms of the Loan Agreement (as hereinafter defined), together with interest as provided for herein below, in lawful money of the United States of America.

Interest shall be calculated on the unpaid principal balance outstanding from time to time at a fixed rate equal to twelve percent (12%) per annum (the “Interest Rate”). The Interest Rate will apply to the outstanding amount under the Loan Agreement and this Third Amended and Restated Revolving Line of Credit Note (the “Note”) effective from and after October 6, 2006 which is the date of the Amended and Restated Revolving Line of Credit Note in the principal amount of $13,000,000.00 from the Borrower in favor of the Lender (the “Amended and Restated Note”). For avoidance of doubt, the interest rate described in the Revolving Line of Credit Note dated December 27, 2005 in the principal amount of $8,500,000.00 from the Borrower in favor of the Lender (the “Original Note”) applied to the outstanding amounts under the Original Note prior to the date of the Amended and Restated Note.

Effective upon the payment of the Three Million Five Hundred Dollars ($3,500,000) pursuant to (a) below, interest on this Note shall continue to accrue at the Interest Rate, and the interest which has accrued on this Note as of the last day of each month, commencing with the month in which the payment pursuant to (a) below is made through the date on which the principal amount of this Note has been repaid in full, shall be added to the principal amount of this Note.

The Borrower shall make the following payments:

(a) Three Million Five Hundred Thousand Dollars ($3,500,000) within ten (10) days after the consummation of an initial public offering of the Borrower’s common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (an “IPO”).

(b) Assuming the consummation of the IPO described in (a) above occurs, Three Hundred Thousand Dollars ($300,000) on the first day of each month commencing in January 2008 through January 2010; and

(c) one final balloon payment on February 1, 2010, equal to the outstanding principal amount then due under the Loans and the other Obligations, plus all accrued and unpaid interest and any fees or expenses outstanding.

Notwithstanding the above payment schedule, in the event an IPO is not consummated on or before July 1, 2008, the outstanding principal amount then due under the Loans and the other Obligations, plus all accrued and unpaid interest and any fees or expenses outstanding, shall be due and payable on July 1, 2008, unless extended pursuant to the terms of the Loan Agreement.

All payments made hereunder shall be applied first to any then unpaid, but accrued, interest and then to principal.

The Note is issued under, and is subject to, the Commercial Loan Agreement dated December 27, 2005, as amended by that First Amendment to Commercial Loan Agreement dated October 6, 2006, that Second Amendment to Commercial Loan Agreement dated January 19, 2007, and that Third Amendment to Commercial Loan Agreement dated February 8, 2007, between the Borrower and the Lender, as it may be amended from time to time (the “Loan Agreement”). The holder of this Note is entitled to all of the benefits and rights of the Lender under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the undersigned to pay the principal and interest on this Note as herein provided. Any capitalized term used in this Note that is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Loan Agreement.

The holder may impose upon the undersigned a delinquency charge of $35.00 or five percent (5.00%) of the amount of the principal and/or interest payment not paid on or before the thirtieth (30th) day after such installment is due, whichever is greater. The entire principal balance hereof, together with accrued interest, shall after maturity, whether by demand, acceleration or otherwise, bear interest at the contract rate of this Note plus an additional three percent (3.00%) per annum. Upon default by Borrower under the terms of this Note or any other Loan Documents, interest shall accrue at a variable rate equal to the contract rate of this Note plus three percent (3.00%).

The undersigned agrees to pay on demand all reasonable out-of-pocket costs of collection hereof, including court costs, service fees, and reasonable attorney’s fees, whether or not any foreclosure or other action is instituted by the holder in its discretion.

The word “holder”, as used in this Note, shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at that time payable to the bearer.

The indebtedness evidenced by this Note is secured by the Loan Documents as defined in the Loan Agreement. Any default by the undersigned under the Loan Documents shall constitute a default under this Note entitling the holder to declare the entire principal amount of the indebtedness evidenced hereby, together with all accrued interest thereon, immediately due and payable.

No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion. The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently, and the holder shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of New Hampshire. The holder shall have no duty as to the collection or protection of the Collateral or of any income thereon, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Surrender of this Note, upon payment or otherwise, shall not affect the right of the holder to retain the Collateral as security for the payment and performance of any other liability of the undersigned to the holder.

Every maker, endorser, or guarantor of this Note, or the obligations represented by this Note, waives all exemption rights, valuation and appraisement, presentment, protest and demand, demand for payment, notice of dishonor and protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, and/or to the addition or release of any other party or person primarily or secondarily liable.

This Note may be prepaid in whole or in part without penalty.

This Note and the provisions hereof shall be binding upon the undersigned and the undersigned’s heirs, administrators, executors, successors, legal representatives and assigns and shall inure to the benefit of the holder, the holder’s heirs, administrators, executors, successors, legal representatives and assigns.

This Note amends and restates the Second Amended and Restated Revolving Line of Credit Note. This Note may not be amended, changed or modified in any respect except by a written document that has been executed by each party. This Note constitutes a New Hampshire sealed instrument and contract to be governed by the laws of such state and to be paid and performed therein.

IN THE PRESENCE OF:

VeriChip Corporation

By:	/s/ William J. Caragol
Print Name: William J. Caragol Title: Chief Financial Officer

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